Exhibit 1


HQ/CS/CL.24B/9602
10 January 2003

Sir,
            Sub : QUARTERLY COMPLIANCE REPORT ON CORPORATE GOVERNANCE

     Pursuant to Clause 31c and Clause 49 of the listing agreement with Indian Stock Exchanges, please find sent herewith the following:

a) Advertisements published in The Free Press Journal (English) and Nav Shakti (Marathi) dated 8 January 2003 intimating the date of the Meeting of Board of Directors to consider and take on record Unaudited financial Results (Provisional) for the quarter ended 31 December 2002.(Attach "A").

b) Quarterly Compliance Report on Corporate Governance for the quarter ended 31 December 2002 (Attach "B").

     Thanking you,

Yours faithfully,
For VIDESH SANCHAR NIGAM LIMITED


R.N. Aditya
Assistant Company Secretary

1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No. (22) 2722061, 2721072.
2. The Secretary, Madras Stock Exchange Limited, Post Box No. 183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.
3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No. (33) 220 25 14/28 37 24.
4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No. (11) 329 21 81.
5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos.: (22) 6598237/38.
6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.:
     497 29 93.
7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8. Head Office: M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168/820 2108/ 820 2114, FAX 837 5646
9. Ms. Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.: +1 2126565071
10. Shri Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai
     - 400 023. Fax : 267 3199
11.  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1162.
12.  Shri U.C. Burman, DGM(Internet), for hosting on website.

                   THE FREE PRESS JOURNAL dated 8 January 2003


--------------------------------------------------------------------------------

                                  (VSNL LOGO)

                          VIDESH SANCHAR NIGAM LIMITED
       Regd. Office : Videsh Sanchar Bhavan, M.G. Road, Mumbai - 400 001.

                                     NOTICE

Notice is hereby given that a meeting of the Board of Directors of the Company is scheduled to be held on 24 January 2003 to consider and take on record the Unaudited Financial Results (Provisional) for the quarter and nine months ended 31 December 2002.

                                                FOR VIDESH SANCHAR NIGAM LIMITED

Place : Mumbai                                                     Satish Ranade
Date  : 6 January 2003                                Executive Director (Legal)
                                                             & Company Secretary

--------------------------------------------------------------------------------

               QUARTERLY COMPLIANCE REPORT ON CORPORATE GOVERNANCE

Name of the Company : VIDESH SANCHAR NIGAM LIMITED

Quarter ending on   : 31 DECEMBER 2002

--------------------------------------------------------------------------------------------------------------------
Particulars                 Clause of       Compliance
                            Listing         status
                            Agreement       (Yes/No)         Remarks
--------------------------------------------------------------------------------------------------------------------
1.                          2.              3.               4.
--------------------------------------------------------------------------------------------------------------------
Board of Directors          49 I            Yes              As of 31 December 2002, VSNL had a total of eleven
                                                             Directors, out of whom two were Executive Directors
                                                             and nine were non-executive Directors including the
                                                             Chairman. There were four independent Directors.
--------------------------------------------------------------------------------------------------------------------
Audit Committee             49 II           Yes              The Audit Committee of VSNL consists of three members
                                                             with all the Directors being non-executive and two of
                                                             them being independent with one of independent
                                                             Directors being its Chairman.
--------------------------------------------------------------------------------------------------------------------
Shareholders/Investors      49 VI(C)        Yes              Investors Grievance Committee as required under
Grievance Committee                                          Clause 49 is in place under the Chairmanship of a
                                                             non-executive Director.
--------------------------------------------------------------------------------------------------------------------
Remuneration of Directors   49 III          Yes              The non-executive Directors on the Board of VSNL are
                                                             paid only sitting fees as per the applicable
                                                             provisions of the Companies Act, 1956. The Government
                                                             Directors do not accept sitting fees.
--------------------------------------------------------------------------------------------------------------------
Board Procedures            49 IV           Yes
--------------------------------------------------------------------------------------------------------------------
Management                  49 V            Yes
--------------------------------------------------------------------------------------------------------------------
Shareholders                49 VI           Yes
--------------------------------------------------------------------------------------------------------------------
Report on Corporate         49 VII          Yes
Governance
--------------------------------------------------------------------------------------------------------------------



                                              ---------------------------------
                                                                  Satish Ranade

Executive Director (Legal) & Company Secretary